UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2016

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2016, the Board of Directors (“Board”) of Premier, Inc. (the “Company”) approved the appointment of David H. Langstaff to the Board, effective September 1, 2016. Mr. Langstaff, who will fill the vacancy created by the previously-reported death of Susan Wang, will be an independent director.

Mr. Langstaff, 61, has served as the President of Argotyche, Inc., a consulting and advisory services company, since 2013. He has also served as Chairman of the Board of Directors of Monitor 360, a narrative analytics and strategy company, since 2015 and as a member of the Board of Directors of The Hitachi Foundation, Inc., a philanthropic organization, since 2012. He served as a member of the Board of Directors of TASC, Inc., a defense contractor, from 2009 to 2013, as Chairman from 2009 to 2011, and as President and Chief Executive Officer from 2011 to 2013. Prior to TASC, Mr. Langstaff was founder, President and Chief Executive Officer and a director of Veridian Corporation, an advanced technology company specializing in mission-critical national security programs and listed on the New York Stock Exchange (“NYSE”), from 1995 until 2003 and Chief Executive Officer and Co-Chairman of The Olive Group, a global integrated security company, from 2006 until 2007. He served on the Board of Directors of SRA International (now known as CSRA Inc.), a company listed on the NYSE, from 2004 to 2010 and on the Board of Directors of QinetiQ Group PLC, a company listed on the London Stock Exchange, from 2009 to 2011. He also serves on the Defense Business Board, which provides independent advice to the Secretary and Deputy Secretary of Defense, and on a variety of non-profit boards. Mr. Langstaff has been associated with The Aspen Institute since 1998, serving as Chair of the Advisory Board of the Business and Society Program since 2006 and as a Senior Moderator of the Aspen Global Leadership Network since 2010. Mr. Langstaff obtained a bachelor’s degree, cum laude, and an MBA from Harvard University.

The Company believes that Mr. Langstaff’s qualifications to serve on the Company’s Board include his strong background serving as senior executive of a variety of technology companies and his prior board and committee service with other publicly-traded companies. Mr. Langstaff will be a Class III director whose term will expire at the annual meeting of stockholders, expected to be held in December 2016. He has been appointed to serve on the Board’s Audit and Compliance Committee, Conflict Advisory Committee and Member Agreement Review Committee. The Board has determined that Mr. Langstaff satisfies the independence requirements under the rules of the Securities and Exchange Commission (“SEC”) and that he is independent and financially literate for purposes of the NASDAQ corporate governance listing standards.

In connection with his appointment to the Board, Mr. Langstaff is expected to receive the compensation for “outside directors” set forth under the caption “Compensation of Directors” in the Company’s Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders, dated and filed with the SEC on October 21, 2015, which description is incorporated herein by reference. Additionally, it is expected that the Company and Mr. Langstaff will enter into a standard form of Indemnification Agreement pursuant to which the Company agrees to provide for the indemnification of and the advancement of expenses to Mr. Langstaff and for the continued coverage of Mr. Langstaff under the Company’s directors’ and officers’ liability insurance policies. The form of this Indemnification Agreement is included as Exhibit 10.1, and the information contained therein is incorporated herein by reference.

There are no arrangements or understandings between Mr. Langstaff and any other person pursuant to which he was selected to serve as a director of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.29 to the Registration Statement, Amendment No. 1, to Form S-1 of Premier, Inc. filed on September 16, 2013 - Commission File No. 333-190828.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
		Name:	Susan D. DeVore
		Title:	Chief Executive Officer and President
Date: May 3, 2016